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                                                             Exhibit 23.3

                                              Certified Public Accountants
[WOLF COMPANY LOGO]                               and Business Consultants
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       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Prospectus and Registration Statement on Form S-1 of our report dated August 3, 2006 on the consolidated financial statements of Hampden Bancorp, MHC as of June 30, 2006 and 2005 and for each of the years in the three-year period ended June 30, 2006, appearing in the Prospectus, which is part of this Registration Statement on Form S-1. We further consent to the references to us under the headings "Tax Aspects of the Conversion", "Legal and Tax Opinions" and "Experts" in such Prospectus and Registration Statement.

We also consent to the use of our State Tax Opinion appearing as an exhibit to the Prospectus and Registration Statement.



/s/ Wolf & Company, P.C.
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Boston, Massachusetts
September 13, 2006





             99 High Street - Boston, Massachusetts - 02110-2320
                   Phone 617-439-9700 - Fax 617-542-0400
        1500 Main Street - Suite 1500 - Springfield, Massachusetts - 01115
                   Phone 413-747-9042 - Fax 413-739-5149
                            www.wolfandco.com